ASTORIA FINANCIAL CORPORATION
2014 AMENDED AND RESTATED STOCK INCENTIVE PLAN FOR OFFICERS AND EMPLOYEES
PERFORMANCE-BASED RESTRICTED STOCK UNIT

AWARD NOTICE

Name of Award Recipient
Street Address
City	State	Zip Code

This Performance-Based Restricted Stock Unit Award Notice (“Award Notice”) is intended to set forth the terms and conditions on which a Performance-Based Restricted Stock Unit Award has been granted under the 2014 Amended and Restated Stock Incentive Plan for Officers and Employees for Astoria Financial Corporation (“the Plan”). Set forth below are the specific terms and conditions applicable to this Award. Attached as Exhibit A are its general terms and conditions.

Performance-Based Restricted Stock Units
Grant Date
Class of Shares*	Common
Target No. of Awarded Units*
Standard Vesting Date*
Early Vesting Date
Performance Vesting Conditions*	See Appendix B to Exhibit A
Settlement Date*
Medium of Settlement	Shares of Common Stock
Voting Rights	None prior to Settlement Date
Dividend Equivalent Rights: Vested Units	No
Unvested Units	No
*Subject to adjustment as provided in the Plan and the General Terms and Conditions.
By signing where indicated below, Astoria Financial Corporation (the “Company”) grants this Performance-Based Restricted Stock Unit Award upon the specified terms and conditions, and the Award Recipient acknowledges receipt of this Award Notice, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein.

Astoria Financial Corporation	Award Recipient
By: Name: Title:	Name:

Instructions: This page should be completed by or on behalf of the Executive Compensation Committee. Any blank space intentionally left blank should be crossed out. A Performance-Based Restricted Stock Unit Award consists of share-based units granted with uniform terms and conditions. Where share-based units granted under a Performance-Based Restricted Stock Unit Award are awarded on the same date with varying terms and conditions (for example, varying vesting dates), the Awards should be recorded as a series of grants each with its own uniform terms and conditions.

EXHIBIT A

ASTORIA FINANCIAL CORPORATION
2014 AMENDED AND RESTATED STOCK INCENTIVE PLAN
FOR OFFICERS AND EMPLOYEES
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD NOTICE
General Terms and Conditions
Section 1.    General Terms.
(a)    Size and Type of Award. The shares of Common Stock of Astoria Financial Corporation (“Shares”) covered by this Award (“Awarded Units”) are listed on the Performance-Based Restricted Stock Unit Award Notice (“Award Notice”). A Restricted Stock Unit (a “Unit”) represents a right under the 2014 Amended and Restated Stock Incentive Plan for Officers and Employees for Astoria Financial Corporation (the “Plan”) to receive one share of Common Stock, par value $.01 per share (a “Share”), of Astoria Financial Corporation (the “Company”). The target number of Units awarded to you (the “Awarded Units”) is shown on the Performance-Based Restricted Stock Award Notice to which these General Terms and Conditions are attached (the “Award Notice”). Units may be awarded as compensation for service as an officer or employee of the Company or certain affiliates.
Section 2.     Vesting.
(a)    Vesting Dates. The Vesting Dates for your Awarded Units are specified on the Award Notice.
(b)    Vesting Conditions. There are conditions you must satisfy before your Performance-Based Restricted Stock Unit Award will vest:
(i)    As a general rule, you must remain in the continuous service of the Company, Astoria Bank (the “Bank”) or one of their respective wholly owned subsidiaries by which you are employed or for which you perform services as a non-employee (your “Employer”) through a Standard Vesting Date shown in this Award Notice in order to be vested in the Awarded Units that vest on that date (“Service Conditions”).
(ii)    Any Performance Vesting Condition(s) specified in this Performance-Based Restricted Stock Unit Award Notice must be met as of the end of their respective Performance Measurement Period(s) as determined by the Committee on the basis of such evidence as it deems appropriate (“Performance Conditions”). The number of Units, if any, which will vest under this Performance-Based Restricted Stock Unit Award, will be determined based on the Awarded Units and on the level of satisfaction of the Performance Condition(s) as described in Appendix B hereto. The number of Units vesting under each Performance Condition shall be separately calculated, and then totaled, with the sum then rounded to the closest whole Unit (such number of Units, the “Performance-Adjusted Units”).
As a general rule, if you have satisfied BOTH the Service Conditions and the Performance Conditions, your right to the Performance-Adjusted Units will be nonforfeitable.

(c)    Forfeitures. Except as provided in section 2(d) below, if your service with the Company terminates prior to a Standard Vesting Date for any reason, you will forfeit any Awarded Units that are scheduled to vest on that date. When you forfeit Awarded Units, all of your interest in the Awarded Units will be canceled. You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Units. In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.
(d)    Accelerated Vesting.
(i)    In the event of your termination of service due to death, Disability (as defined in the Plan) or Retirement (as defined in the Plan) on or after an Early Vesting Date but before a Standard Vesting Date, you will be deemed to have satisfied any Service Condition applicable to Awarded Units that have not previously vested or been forfeited (for example, due to a failure to satisfy a Performance Condition for a Performance Measurement Period that has ended). Your Performance Adjusted Units will be determined based on the actual level of performance for any Performance Condition. You may designate a Beneficiary to receive any Awarded Units that vest upon your death using the Beneficiary Designation attached as Appendix A.
(ii)    In addition, in the event of a Change in Control (as defined in the Plan), any applicable Performance Conditions for which the Performance Measurement Period has not ended will be deemed to have been achieved (or achieved at the target level if more than one level of achievement has been contemplated) as of the date of the Change in Control and you will be deemed to have satisfied any applicable Service Condition if you remain in service through the date of the Change in Control.
(e)    Definition of Service. For purposes of determining the vesting of your Awarded Units, you will be deemed to be in the service of the Company for so long as you serve in any capacity as an employee, officer, non-employee director or consultant of the Company or the Association or their respective wholly owned subsidiaries.
Section 3.    Dividend; Dividend Equivalents.
(a)    Awarded Units represent a contingent right to receive a variable number of Shares in the future. They do not represent a current interest in issued and outstanding Shares. Therefore, your Awarded Units do not carry voting rights or entitle you to receive dividends.
(b)    If and to the extent stated in the Award Notice, you have been awarded Dividend Equivalents with respect to your vested and/or unvested Units.
(i)    Unvested Units. If you have been awarded Dividend Equivalents with respect to unvested Units, you will receive a monetary payment, for each Performance Adjusted Unit, equal to the cash dividend payable with respect to one Share for each dividend record date that occurs after the Effective Date and prior to the date on which all applicable Service Conditions and Performance Conditions have been (or are deemed to have been) satisfied, adjusted for earnings and losses. This payment will be made on or as soon as practicable after the date on which all applicable Service Conditions and Performance Conditions have been (or are deemed to have been) satisfied. Prior to payment, such dividend equivalents will be deemed to be invested in Shares and adjusted based on changes in the Fair Market Value of a Share, with any dividends on such hypothetical Shares similarly deemed to be re-invested in Shares.
(ii)    Vested Units. If you have been awarded Dividend Equivalents with respect to vested Units, you will receive a monetary payment, for each Performance-Adjusted Unit, equal to the cash dividend payable with respect to one Share for each dividend record date that occurs on or after the date on which all applicable Service Conditions and Performance Conditions have been (or are deemed to have been) satisfied and prior to the Settlement Date. These payments will be made at or about the same time as the corresponding dividend is paid to shareholders of record.
Section 4.    Voting Rights. You do not have any voting rights with respect to Shares underlying Awarded Units. Voting rights with respect to Shares (if any) issued in settlement of Performance Adjusted Units will attached beginning on the date of record of the issuance of such Shares.
Section 5.    Settlement of Units.
(a)    The Settlement Date for your Performance-Adjusted Units is shown on the Award Notice. On the Settlement Date, each of your outstanding and vested Performance-Adjusted Units will, automatically and without any action on your part, be converted into one Share (if the Award Notice states that Shares are the medium of settlement) or a monetary payment equal to the Fair Market Value of a Share on the Settlement Date (if the Award Notice states that cash is the medium of settlement). The Performance-Adjusted Units will be canceled and the Shares (or, if applicable, monetary payments) into which they have been converted will be transferred to you or at your direction. On and after the record date for this transfer, any Shares transferred will have the same voting and dividend rights applicable to other issued and outstanding Shares.
(b)    If a Change in Control (as defined in the Plan) occurs and such a Change in Control also constitutes a “change in ownership or effective control” of your “service recipient” or a “change in ownership or effective control” of “a substantial portion of the assets” of your “service recipient” (in each case as defined in section 409A of the Internal Revenue Code of 1986 and the regulations thereunder), then any subsequent Settlement Date of any vested Performance-Adjusted Units will be accelerated to the date of the Change in Control.
(c)    If your service terminates due to death or Disability (as defined in the Plan) or on or after your attainment of age 65, or both age 55 and 10 years of Service (as defined in the Astoria Bank Employees’ Pension Plan for purposes of determining eligibility for an Early Retirement Benefit (as defined under such plan) as in effect on the date of this Award Notice), then any subsequent Settlement Date of any vested Performance-Adjusted Unit shall be accelerated (but not delayed) to the first day of the second month to begin after the date of such termination.
Section 6.    Taxes. Where any person is entitled to receive Shares pursuant to the Performance-Based Restricted Stock Unit Award granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.
Section 7.    Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)	If the Company:
Astoria Financial Corporation
One Astoria Bank Plaza
Lake Success, New York 11042
Attention: Corporate Secretary

(b)	If to the Recipient, to the Recipient's address as shown in the Company's records.
Section 8.    Restrictions on Transfer. The Performance-Based Restricted Stock Unit Award granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such option be liable for or subject to debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Recipient other than by will or by the laws of descent and distribution or as otherwise permitted by the Plan. To name a Beneficiary, complete the attached Appendix A and file it with the Corporate Secretary of Astoria Financial Corporation.
Section 9.    Successors and Assigns. This Award Notice shall inure to the benefit of and shall be binding upon the Company and the Recipient and their respective heirs, successors and assigns.
Section 10.    Construction of Language. Whenever appropriate in the Award Notice, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Award Notice, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.
Section 11.    Governing Law. This Award Notice shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law. The federal and state courts having jurisdiction in the Counties of Nassau, New York or Suffolk, New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Award Notice, the Recipient, and any other person claiming any rights under the Award Notice, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
Section 12.    Clawback Policy. Notwithstanding anything in the Award Notice to the contrary, any Performance Adjusted Units and any Shares or monetary payment delivered in settlement thereof shall be subject to any clawback policy (or other policy or procedure, however denominated, of similar import) that is adopted and in effect on the Settlement Date.
Section 13.    Internal Revenue Code Section 409A Compliance. Notwithstanding anything in this Award Notice or the Plan to the contrary, if any payment of money or property in settlement of an Awarded Unit is payable, by its terms, upon the separation from service of the Award Recipient who is, at the time of separation from service, a “specified employee”, such payment shall not be made prior to, and shall be deferred until, if necessary to avoid the imposition of penalties under section 409A of the Internal Revenue Code of 1986 and the regulations thereunder, the earlier of the date which is six months after separation from service and the date of the Award Recipient’s death. For purposes of this section 13, the terms “separation from service” and “specified employee” shall have the meanings assigned to them in section 409A of the Internal Revenue Code of 1986 and the regulations thereunder.
Section 14.    Amendment. This Award Notice may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written Award Notice between the Company and the Recipient.
Section 15.    Plan Provisions Control. This Award Notice and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the mandatory provisions of the Plan and the provisions of this Award Notice, the terms of the Plan, which are incorporated herein by reference, shall control. In the event of any conflict between a provision of the Plan which permits the Committee to deviate from its terms and a provision of this Award Notice, the provision of this Award shall control. By signing this Award Notice, the Recipient acknowledges receipt of a copy of the Plan. The Recipient acknowledges that he or she may not and will not rely on any statement of account or other communication or document issued in connection with the Plan other than the Plan, this Award Notice, and any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Award Notice.

APPENDIX A TO PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD NOTICE
ASTORIA FINANCIAL CORPORATION
2014 AMENDED AND RESTATED STOCK INCENTIVE PLAN FOR OFFICERS AND EMPLOYEES
Beneficiary Designation Form - Restricted Stock Unit

GENERAL INFORMATION		Use this form to designate the Beneficiary(ies) who may receive Performance-Based Restricted Stock Unit Awards that become vested at your death.
Name of Person Making Designation

BENEFICIARY DESIGNATION
Complete sections A and B. If no percentage shares are specified, each Beneficiary in the same class (primary or contingent) shall have an equal share. If any designated Beneficiary predeceases you, the shares of each remaining Beneficiary in the same class (primary or contingent) shall be increased proportionately.

A. PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:
Name		Address	Relationship	Birthdate	Share
%
%
% Total = 100%
B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death:

Name		Address	Relationship	Birthdate	Share
%
%
% Total = 100%
S I G N	H E R E
I understand that this Beneficiary Designation shall be effective only if properly completed and received by the Corporate Secretary of Astoria Financial Corporation prior to my death, and that it is subject to all of the terms and conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Performance-Based Restricted Stock Unit Awards.

         Your Signature                     Date

---------------------------------------------------- Internal Use Only ------------------------------------------------------------

This Beneficiary Designation was received by the Corporate Secretary of Astoria Financial Corporation on the date indicated. By Authorized Signature Date	Comments

APPENDIX B TO PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD NOTICE
ASTORIA FINANCIAL CORPORATION
2014 AMENDED AND RESTATED STOCK INCENTIVE PLAN FOR OFFICERS AND EMPLOYEES

Performance Vesting Conditions

1.	Performance Measurement Periods.

(i)    Return on Average Tangible Common Equity: The Performance Measurement Period for Return on Average Tangible Common Equity (“ROATCE”) is the period beginning January 1, 2017 and ending December 31, 2017.

(ii)    Growth in Tangible Book Value Per Common Share Plus Common Dividends: The Performance Measurement Period for Growth in Tangible Book Value Per Common Share Plus Common Dividends (“GTBVPCSPD”) is the three year 2015 through 2017 fiscal year period.

2.	Performance Vesting Conditions.

(i)    Return on Average Tangible Common Equity: The Company’s Return on Average Tangible Common Equity for the calendar year beginning January 1, 2017 and ending December 31, 2017 must equal or exceed 4.50% (the “ROATCE Threshold”).

(ii)    Growth in Tangible Book Value Per Common Share Plus Common Dividends: The Company’s Three Year Annual Average of Growth in Tangible Book Value Per Common Share Plus Common Dividends for the three year 2015 through 2017 fiscal year period must equal or exceed 4.50% (the “GTBVPCSPD Threshold”). In calculating the GTBVPCSPD on a diluted basis the three year annual average growth will be calculated by calculating a fraction, the numerator of which shall be the Tangible Book Value Per Common Share (TBVPCS) as of December 31, 2017 plus the common dividends paid or declared during the three year period January 1, 2015 through and including December 31, 2017 and the denominator of which shall be the TBVPCS as of December 31,2014 with the results raised to the 1/3 power and the number 1 subtracted from the result as follows:

GTBVPCSPD = ((December 31, 2017 TBVPCS + January 1, 2015 through December 31, 2017 Common Dividends)/ December 31, 2014 TBVPCS) ^ 1/3) – 1.

Performance vesting will be based 50.0% upon ROATCE and 50.0% upon GTBVPCSPD. If the ROATCE Threshold and GTBVPCSPD Threshold are equaled or exceeded, the number of Performance-Adjusted Units will be calculated by multiplying the number of Awarded Units by the adjustment factor from the following table:

ROATCE AFC Common Shares Received As % of 50% of Aggregate 2015 RSU Grant Amount	Adjustment Factor	GTBVPCSPD AFC Common Shares Received As % of 50% of Aggregate 2015 RSU Grant Amount	Adjustment Factor
TARGET at least 9.50% or greater	125.0%	TARGET at least 7.50% or greater	125.0%
Less than 9.50% but greater or equal to 8.25%	100.0%	Less than 7.50% but greater or equal to 6.75%	100.0%
Less than 8.25% but greater or equal to 7.00%	75.0%	Less than 6.75% but greater or equal to 6.00%	75.0%
Less than 7.00% but greater or equal to 5.75%	50.0%	Less than 6.00% but greater or equal to 5.25%	50.0%
Less than 5.75% but greater or equal to 4.50%	25.0%	Less than 5.25% but greater or equal to 4.50%	25.0%
Less than 4.50%	0.0%	Less than 4.50%	0.0%

If the Company’s Return on Average Tangible Common Equity for the calendar year beginning January 1, 2017 and ending December 31, 2017 falls between 8.25% and 9.50% or between 7.00% and 8.25% or between 5.75% and 7.00% or between 4.50% and 5.75%, the Adjustment Factor shall be 1.00, .75, .50 or .25 , respectively.

If the Company’s Growth in Tangible Book Value Per Common Share Plus Common Dividends for the three year 2015 through 2017 fiscal period falls between 6.75% and 7.50% or between 6.00% and 6.75% or between 5.25% and 6.00% or between 4.50% and 5.25% the Adjustment Factor shall be 1.00, .75, .50 or .25, respectively.

3.    Required Adjustments. To the extent applicable, Return on Average Tangible Common Equity and Growth in Tangible Book Value Per Common Share Plus Common Dividends will be determined using the financial data set forth in the Company’s earnings press release as of or for the period ending December 31, 2017. If the data contained in such earnings press release differs from the data included in the Company’s audited financial statements for the year ending December 31, 2017, Return on Average Tangible Common Equity and Growth in Tangible Book Value Per Common Share Plus Common Dividends shall be recalculated using the data in the audited financial statements.